UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2007

METRETEK TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19793 (Commission File Number)	84-1169358 (I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 11, 2007, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Metretek Technologies, Inc., a Delaware corporation (the “Company”), W. Phillip Marcum, who had served as the President and Chief Executive Officer of the Company until his retirement on April 16, 2007 and as the Chairman of the Board of the Company until his retirement on June 11, 2007, and A. Bradley Gabbard, who had served as the Executive Vice President and Chief Financial Officer of the Company until April 16, 2007, concluded their service on the Board of Directors of the Company (the “Board of Directors”), in connection with their retirement from the Company.
     At the Annual Meeting, the stockholders elected Sidney Hinton, the President and Chief Executive Officer of the Company, and re-elected Basil M. Briggs, to the Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified or until his earlier death, resignation or removal, upon recommendation by the Board of Directors and the Nominating and Corporate Governance Committee. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors adopted a resolution reducing the number of authorized directors from five to four. Kevin P. Collins and Anthony D. Pell are the other two continuing directors, with their terms on the Board of Directors expiring in 2008 and 2009, respectively.
     Also on June 11, 2007, the Board of Directors elected Basil M. Briggs as the non-executive Chairman of the Board. In connection with that election, the Compensation Committee authorized and the Board of Directors approved an annual retainer to Mr. Briggs of $25,000 in addition to the regular compensation he receives as a non-employee director.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 11, 2007, the Board of Directors approved an amendment to Section 6 of Article V of the Amended and Restated By-Laws of the Company to provide that if the Board of Directors has elected a Chairman, then the Chairman, rather than the President, shall preside at all meetings of the Board of Directors and of the stockholders, unless the Board of Directors otherwise determines. Previously, the Amended and Restated By-Laws provided that only the President shall preside at meetings of the Board of Directors and of the stockholders. The foregoing description of the amendment to the Amended and Restated By-Laws of the Company is qualified in its entirety by reference to the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
3.2	Amended and Restated By-Laws of Metretek Technologies, Inc., as of June 11, 2007

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRETEK TECHNOLOGIES, INC.
By:	/s/ Sidney Hinton
Sidney Hinton
President and Chief Executive Officer

Dated: June 11, 2007

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